Exhibit 99.2

Cycurion Announces a Warrant Inducement Transaction for $4.5 Million in Gross Proceeds Priced At-the-Market Under Nasdaq Rules
July 31, 2026
MCLEAN, Va., July 31, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) ("Cycurion" or the "Company"), a trusted leader in IT cybersecurity and AI-driven solutions, today announced its entry into a warrant inducement agreement with an existing institutional investor of the Company for the immediate exercise of warrants to purchase up to 3,341,439 of the Company’s common stock (the “Existing Warrants”) at an exercise price of $1.35 per share for gross cash proceeds of approximately $4.5 million, before deducting fees and other transaction expenses. The Company intends to use the net proceeds from the warrant inducement transaction for working capital and other general corporate purposes.
A.G.P./Alliance Global Partners is acting as the exclusive financial advisor in this warrant inducement transaction.
In consideration for the immediate exercise in full of the Existing Warrants, the investor will receive in a private placement new unregistered warrants to purchase up to 5,012,159 of the Company’s common stock (the “New Warrants”), representing 150% of the number of shares of common stock underlying the Existing Warrants exercised in the transaction. The New Warrants will have an exercise price of $1.65 per share, will be initially exercisable upon shareholder approval, and will expire five (5) years from the date shareholder approval is obtained. The closing of the warrant inducement transaction is expected to occur on or about August 3, 2026, subject to satisfaction of customary closing conditions.
The shares of common stock underlying the Existing Warrants are eligible to be resold pursuant to Rule 144 of the of Securities Act of 1933, as amended (the “Securities Act”). The private placement of the New Warrants and the shares underlying the New Warrants offered to the institutional investor will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Accordingly, the securities issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of common stock issuable upon exercise of the New Warrants.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in this warrant inducement transaction, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion's business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the expected closing of the warrant inducement transaction, the satisfaction of closing conditions, the receipt and use of proceeds, shareholder approval of the New Warrants, the future exercise of the New Warrants and the Company’s business and growth strategy; the acceleration of the Company's inorganic growth strategy; the continued execution on the Company's backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, and delays; the outcomes of the Company's investigations, any potential legal proceedings, or the future performance of the Company's stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion's plans and expectations as of any subsequent date.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
Cycurion Media Relations:
(888) 341-6680
media@cycurion.com
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